Exhibit 10.5

Intermec, Inc.
2008 Long-Term Performance Share Program

Agreement for the Performance Period
January 1, [YEAR] through December 31, [YEAR]

This Performance Share Unit Agreement (the “Agreement”) is made as of %%OPTION_DATE%-%, between Intermec, Inc., a Delaware corporation (the “Company”) and %%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% (the “Participant”).

WHEREAS, the Intermec, Inc. 2008 Omnibus Incentive Plan (the “Plan”) was adopted by the Board of Directors of the Company on March 19, 2008, and was approved by the stockholders of the Company on May 23, 2008; and

WHEREAS, the Committee has adopted the 2008 Long-Term Performance Share Program (the “Program”) as a sub-plan of the Plan and authorized the Award represented by this Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and the Participant hereby agree as follows:

Article 1.  Award

The Participant is hereby awarded, as a matter of separate inducement and agreement, and not in lieu of salary or other compensation for services, %%TOTAL_SHARES_GRANTED,’999,999,999’%-% Performance Share Units (the “Target Award”), on the terms and conditions hereinafter set forth.  The number of Performance Share Units (“PSUs”) that the Participant may earn under this Agreement shall range from 0% to 200% of the Target Award (the “Awarded Shares”), as determined by the achievement of the performance measures set forth in Article 3 of this Agreement.  The Awarded Shares shall be paid in shares of the common stock, par value $.01 per share, of the Company (the “Common Stock”) as set forth in Article 6 of this Agreement.  The Participant shall have no obligation to pay the Company additional consideration for the Awarded Shares.

The Plan and the Program, copies of which have been made available to the Participant, are incorporated herein by reference and made part of this Agreement as if fully set forth herein. Capitalized terms used in this Agreement that are not defined herein shall have the meanings assigned to such terms in the Plan and the Program. This Agreement is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan and the Program as the same exist at the time this Agreement became effective. The Plan and the Program shall control in the event there is any express conflict between the terms hereof and the Plan or the Program and with respect to such matters as are not expressly covered in this Agreement. The Company hereby reserves the right to alter, amend, modify, restate, suspend or terminate the Plan, the Program and this Agreement in accordance with Section 12 of the Plan, but no such subsequent amendment, modification, restatement, or termination of the Plan, the Program or this Agreement shall adversely affect in any material way the Participant’s rights under this Agreement without the Participant’s written consent.  This Agreement shall be subject, without further action by the Company or the Participant, to such amendment, modification, or restatement.

Article 2.  Performance Period

For all purposes of this Agreement, “Performance Period” means January 1, [YEAR 1] through December 31, [YEAR 3].

Article 3.  Achievement of Performance Measures

The number of Awarded Shares to be earned under this Agreement shall be based upon the achievement of the following Performance Measures set by the Committee: The weighted percentage of achievement of (a) the average percentage of attainment of Revenue (calculated as net Revenue as reported under GAAP) (“Revenue”) over the Performance Period and (b) the average percentage of achievement of Diluted Earnings Per Share from continuing operations (calculated on a GAAP basis) (“Diluted EPS”) over the Performance Period. The achievement shall be determined in accordance with the following schedules, with ultimate payout of Awarded Shares to be weighted 30% as to the Revenue Performance Measure and 70% as to the Diluted EPS Performance Measure:

Revenue (30% Weight)

Fiscal Year	Target Revenue ($M)
[YEAR 1]	$
[YEAR 2]
[YEAR 3]

Performance Level	3-Year Average Revenue as % of Target	Payout as % of Target
Maximum	≥[1__]%	200%
	[1__]%	180%
	[1__]%	160%
	[1__]%	140%
	[1__]%	120%
Target	100%	100%
	[__]%	82%
	[__]%	64%
	[__]%	46%
	[__]%	28%
Threshold	[__]%	10%
	<[__]%	0%

Diluted EPS (70% Weight)

Fiscal Year	Target Diluted EPS
[YEAR 1]	$
[YEAR 2]
[YEAR 3]

Performance Level	3-Year Average Diluted EPS as a % of Target	Payout as a % of Target
Maximum	[1__]% or >	200%
	[1__]%	180%
	[1__]%	160%
	[1__]%	140%
	[1__]%	120%
Target	100%	100%
	[__]%	82%
	[__]%	64%
	[__]%	46%
	[__]%	28%
Threshold	[__]%	10%
	<[__]%	0%

The number of Awarded Shares earned for achievement above threshold levels but between the levels shown above will be calculated using interpolation.

In evaluating the achievement of each measure as of the end of each fiscal year in the performance period, the Committee will adjust the calculation of the Attainment Level to exclude restructuring or reorganization costs (as defined in accordance with U.S. GAAP) incurred in any fiscal year in the performance period to the extent that related savings from the program will occur in a future fiscal year, and will include these costs in the period in which, and to the extent that, cost savings are anticipated during the performance period.

Article 4. Termination Provisions

Except as provided below, a Participant shall be eligible for payment of Awarded Shares, as determined in Section 3, only if the Participant’s employment with the Company, a Subsidiary or Affiliate continues through the end of the Performance Period.

In the event of a Participant’s Disability or Retirement at age 65 or later during the Performance Period, a pro rata payment will be made for the number of full months worked during the Performance Period, based on achievement of the Performance Measures over the entire Performance Period.  In the case of death, payment shall be calculated and paid as provided in the Program.

In the event of a Change of Control (as defined in the Plan), all outstanding Awards will automatically vest and be paid out in cash at the Target Award level or the actual performance level as of the Change of Control, whichever is higher.  Notwithstanding any provision of this Agreement or the Plan to the contrary, in the event such Change of Control does not constitute a "change in control event" within the meaning of Section 409A of the Internal Revenue Code and the regulations thereunder, the cash payment of Awards described in the preceding sentence shall be made within 74 days following the close of the Performance Period.

Article 5. Rights as a Stockholder

During the Performance Period, the Participant shall have no rights of a stockholder with respect to the PSUs or the Awarded Shares.  Notwithstanding the foregoing, the Participant shall be entitled to receive any dividend equivalents declared by the Board, as provided in the Program.

Article 6. Form and Timing of Payment

Except as set forth in Article 4, payment of Awarded Shares shall be made in the form of shares of Common Stock within seventy-four (74) calendar days following the close of the Performance Period.

Article 7. Nontransferability

PSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.  The Participant’s rights under this Agreement shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Article 8. Administration

It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan, the Program and this Agreement, all of which shall be binding upon the Participant.

Article 9.  Withholding Taxes

No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Awarded Shares, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by law to be withheld by the Company with respect to such amount. Unless otherwise determined by the Committee, withholding obligations (up to the minimum statutory amount required to be withheld by the Company) may be settled with shares of Common Stock, including the Awarded Shares that give rise to the withholding requirement or shares of Common Stock already owned by the Participant. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. Participant, therefore, hereby unconditionally and irrevocably elects, notwithstanding anything to the contrary in this Article 9 or elsewhere in this Agreement, to satisfy any and all federal, state, local, and foreign taxes of any kind that may be withheld by the Company in connection with Participant’s Awarded Shares (the “Withholding Taxes”) by electing one of the following options; provided that in all cases, the Company shall have the right to receive not less than the minimum amount of the Withholding Taxes that the Company is required by law to withhold (the “Mandatory Withholding Taxes”); and further provided that an amount equal to the Mandatory Withholding Taxes in respect of any cash payment to Participant shall be withheld from any such cash payment:

OPTION 1:

☐
Authorizing and directing the Company to deduct from the total number of shares of Common Stock issued and deliverable to Participant pursuant to this Agreement the number of shares having a value equal to the Mandatory Withholding Taxes.

OPTION 2:

☐	Paying to the Company in cash an amount up to the Withholding Taxes but not less than the Mandatory Withholding Taxes.

OPTION 3:

☐
Tendering to the Company the number of unrestricted shares of Common Stock owned by the Participant prior to the date on which Withholding Taxes are due and having a value equal to the Mandatory Withholding Taxes.

In the event that none of the payment options set forth above is specified, the Participant’s election shall be deemed to be Option 1, and the Company shall proceed accordingly.  The Company may refuse to deliver the shares of Common Stock if the Participant fails to comply with his or her obligations in connection with the Withholding Taxes as described in this Article 9.

Regardless of any action the Company takes with respect to any or all Withholding Taxes, the Participant acknowledges that the ultimate liability for all Withholding Taxes legally due by the Participant is and remains the Participant’s responsibility and that the Company (i) make no representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspects of the PSUs, including the grant or vesting of the PSUs, the subsequent sale of shares of Common Stock received upon vesting of the PSUs, if any, and the receipt of any dividends or dividend equivalents; and (ii) do not commit to structure the terms of the Award of any aspect of the Award to reduce or eliminate the Participant’s liability for Withholding Taxes.

Article 10. Miscellaneous

A.           The Participant understands and acknowledges that the Participant is one of a limited number of employees of the Company and its Subsidiaries and Affiliates who have been selected to receive grants of PSUs and that the Participant’s Award is considered Company confidential information. The Participant hereby covenants and agrees not to disclose the Award of PSUs pursuant to this Agreement to any other person except (i) the Participant’s immediate family and legal or financial advisors who agree to maintain the confidentiality of this Agreement, (ii) as required in connection with the administration of this Agreement and the Plan as it relates to this Award or under applicable law, and (iii) to the extent the terms of this Award have been publicly disclosed.

B.           The grant of PSUs to the Participant in any year shall give the Participant neither any right to similar grants in future years nor any right to be retained in the employ of the Company or its Subsidiaries or Affiliates, such employment being terminable to the same extent as if the Program and this Agreement were not in effect. The right and power of the Company and its Subsidiaries and Affiliates to dismiss or discharge the Participant is specifically and unqualifiedly unimpaired by this Agreement.

C.           Each notice relating to this Agreement shall be in writing and delivered in person or by mail to the Company at its office, 6001 36th Avenue West, Everett, WA 98203-1264, to the attention of the Company’s Secretary or at such other address as the Company may specify in writing to the Participant by a notice delivered in accordance with this paragraph. All notices to the Participant shall be delivered to the Participant at the Participant’s address specified below or at such other address as the Participant may specify in writing to the Secretary of the Company by a notice delivered in accordance with this paragraph.

D.           This Agreement, including the provisions of the Plan and the Program incorporated by reference herein, comprises the whole Agreement between the parties hereto with respect to the subject matter hereof, and shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of law.  This Agreement shall become effective when it has been executed or accepted electronically by the Company and the Participant.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant of the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Washington, U.S.A., and agree that such litigation shall be conducted only in the courts of Washington, U.S.A., or the federal courts for the United States for the Western District of Washington, and no other courts where this grant is made and/or to be performed.

E.            This Agreement shall inure to the benefit of and be binding upon each successor of the Company and, to the extent specifically provided herein and in the Plan and the Program, shall inure to the benefit of and shall be binding upon the Participant’s heirs, legal representatives, and successors.

F.            If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement.

G.           This Agreement may be executed in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same instrument. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

H.           The Company may, in its sole discretion, decide to deliver any documents related to the PSUs granted under, and participation in, the Program or future PSUs that may be granted under the Program by electronic means or to request the Participant’s consent to participate in the Program by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Program through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

IN WITNESS WHEREOF, this Agreement is executed by the Participant and by the Company through its duly authorized officer as of the day and year first above written.

INTERMEC, INC.

	By:	/s/ Patrick J. Byrne
Patrick J. Byrne

PARTICIPANT:
(One of the boxes under Article 9 must be checked)

IMPORTANT
PLEASE ACCEPT ELECTRONICALLY OR
SIGN AND RETURN PROMPTLY

%%FIRST_NAME%-%
%%MIDDLE_NAME%-%
%%LAST_NAME%-%